Exhibit 5.1

Suite 400

301 Carnegie Center

Princeton, NJ 08543-5276

609.452.0808

Fax 609.452.1147

April 11, 2016

Onconova Therapeutics, Inc.

375 Pheasant Run

Newtown, PA 18940

Re:                  Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to the registration statement on Form S-8 (the “Registration Statement”) of Onconova Therapeutics, Inc., a Delaware corporation (the “Company”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement covers an aggregate of 1,018,567 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable under the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan (the “Plan”).

We have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Tenth Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, the Plan and such other documents as we have deemed appropriate in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us, other than by the Company or its officers, as originals and the authenticity of all documents submitted to us as copies of originals. Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable. This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon, quoted in any manner to, or delivered to any other person or entity, without in each instance our prior written consent.

We express no opinion herein as to the law of any state or jurisdiction other than the General Corporation Law of the State of Delaware, including statutory provisions and all applicable provisions of the State of Delaware and reported judicial decisions interpreting such laws of the State of Delaware and the federal laws of the United States of America.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Pepper Hamilton LLP